     As filed with the Securities and Exchange Commission on March 17, 1999

                                                      Registration No. 333-72463
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                           TO REGISTRATION STATEMENT
                                  ON FORM S-4
                                     Under
                          THE SECURITIES ACT OF 1933

                             ---------------------

                                CDNOW/N2K, INC.
              (Exact name of issuer as specified in its charter)

        Pennsylvania                                    23-2979814
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                              1005 Virginia Drive
                      Ft. Washington, Pennsylvania 19034
                                (610) 619-9900
                   (Address of principal executive offices)

                   CDNOW, INC. 1996 EQUITY COMPENSATION PLAN
                     N2K INC. 1997 DIRECTORS' STOCK OPTION
             N2K INC. 1996 AMENDED AND RESTATED STOCK OPTION PLAN
              N2K INC. 1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                           (Full title of the plans)

                            David A. Capozzi, Esq.
                                CDnow/N2K, Inc.
                              1005 Virginia Drive
                      Ft. Washington, Pennsylvania 19034
                    (Name and address of agent for service)

                                (610) 619-9900
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                   Copy to:
                         James W. McKenzie, Jr., Esq.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                       Philadelphia, Pennsylvania  19103
                                (215) 963-4852



================================================================================


* See Explanatory Note following this cover page

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 relates to shares of the Registrant's common stock originally registered on the Registration Statement on Form S-4 (No. 333-72463) to which this is an amendment, that will not be issued in the merger described in the Form S-4 and that are issuable with respect to the plans referred to on the cover page. The registration fees in respect of such shares of common stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto. In addition, the Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by CDnow, Inc. and the Registrant with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

     (a) CDnow, Inc.'s annual report for the fiscal year ended December 31, 1998 (Form 10-K), Commission File No. 0-23753.

     (b) The Registrant's Form 8-K filed on March 17, 1999.

     (c) All other reports filed by CDnow, Inc. and the Registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

     (d) The description of the Registrant's Common Stock contained in the Form 8-A, filed on March 11, 1999, including all amendments and reports updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1741 of the Pennsylvania Business Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VIII of the Registrant's Amended and Restated Bylaws, requires the Registrant to indemnify directors and officers of the Registrant or any other authorized representative against expenses, judgments and any settlement amounts incurred in a third party proceeding brought by reason of the fact that the person is an authorized representative of the Registrant. The Bylaws also permit indemnification of expenses incurred by an authorized representative in connection with a proceeding brought in the name of the corporation. The Bylaws further specify procedures for such indemnification. Section 1741 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                        Exhibit
------                        -------

5         Opinion of Morgan, Lewis & Bockius LLP. (Previously filed).

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-72463 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, Commonwealth of Pennsylvania on March 17, 1999.

                              CDNOW/N2K, INC.



                              By:   /s/Jason Olim
                                    --------------------------------------------
                                    Jason Olim
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-72463 on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

         Signature           Title                                            Date
         ---------           -----                                            ----
                              President and Chief Executive Officer
/s/Jason Olim                 (principal executive officer)             March 17, 1999
-----------------------------
Jason Olim
                              Vice President and Chief Financial
/s/Joel Sussman               Officer (principal accounting and         March 17, 1999
----------------------------- financial officer)
Joel Sussman

/s/Jonathan Diamond           Chairman of the Board of Directors        March 17, 1999
-----------------------------
Jonathan Diamond

/s/Robert David Grusin        Director                                  March 17, 1999
-----------------------------
Robert David Grusin

/s/Patrick Kerins             Director                                  March 17, 1999
-----------------------------
Patrick Kerins

/s/Matthew Olim               Director                                  March 17, 1999
-----------------------------
Matthew Olim

/s/John Regan                 Director                                  March 17, 1999
-----------------------------
John Regan

/s/Lawrence L. Rosen          Director                                  March 17, 1999
-----------------------------
Lawrence L. Rosen

                                      S-1